UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	68-0629883
(State of incorporation or organization)	(IRS Employer Identification No.)

1415 Louisiana Street, Suite 2700

Houston, Texas 77002

(281) 408-1200

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Warrants to purchase common units representing limited partner interests	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-163554.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the warrants to purchase common units representing limited partner interests in Eagle Rock Energy Partners, L.P. (the “Registrant”) is set forth under the captions “Description of the Warrants” and “Material U.S. Federal Income Tax Considerations” in the prospectus supplement to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus supplement will constitute a part of the Registrant’s Registration Statement on Form S-3, as amended (Registration No. 333-163554), initially filed with the Securities and Exchange Commission on December 8, 2009.  Such prospectus supplement, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.

Certificate of Limited Partnership of Eagle Rock Energy Partners, L.P. (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1, as amended (Registration No. 333-134750), initially filed on June 6, 2006).

2.

Second Amended and Restated Agreement of Limited Partnership of Eagle Rock Energy Partners, L.P. (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on May 25, 2010).

3.

Form of Warrant Agent Agreement between Eagle Rock Energy Partners, L.P. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed on May 27, 2010).

4.	Form of Warrant (Included as Exhibit A to Exhibit 3 hereto).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P., its general partner

By:	Eagle Rock Energy G&P, LLC, its general partner

By:	/s/ Joseph A. Mills
Name:	Joseph A. Mills
Title:	Chairman and Chief Executive Officer

Date:  May 27, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

1.

Certificate of Limited Partnership of Eagle Rock Energy Partners, L.P. (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1, as amended (Registration No. 333-134750), initially filed on June 6, 2006).

2.

Second Amended and Restated Agreement of Limited Partnership of Eagle Rock Energy Partners, L.P. (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on May 25, 2010).

3.

Form of Warrant Agent Agreement between Eagle Rock Energy Partners, L.P. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed on May 27, 2010).

4.	Form of Warrant (Included as Exhibit A to Exhibit 3 hereto).